Exhibit 32.21

California Micro Devices Corporation
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report (the “Report") of California Micro Devices Corporation (the “Company") on Form 10-Q for the quarterly period ended June 30, 2008 as filed with the Securities and Exchange Commission, I, Kevin J. Berry, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(ii)	the information in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 7, 2008	By:	/S/ Kevin J. Berry _________________________________________
Kevin J. Berry
Chief Financial Officer
________
[1]
The material contained in this Exhibit 32.2 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.